                                                                 Exhibit 10.16




                            WILLIAMS-SONOMA BUILDING
                               [NAME OF BUILDING]












                                  OFFICE LEASE


                                    BETWEEN


                      TJM PROPERTIES, L.L.C. ("LANDLORD")


                                      AND


                        WILLIAMS-SONOMA, INC. ("TENANT")

                               TABLE OF CONTENTS


                                                                Page
                                                                ----
1.   Premises.................................................   1
2.   Term.....................................................   2
3.A  Construction.............................................   3
3.   Preparation for Occupancy................................   6
4.   Rent.....................................................   7
5.   Maintenance and Repairs..................................   7
6.   Services.................................................   11
7.   Alterations and Improvements.............................   11
8.   Inspection...............................................   12
9.   Casualty.................................................   12
10.  Insurance and Indemnity..................................   14
11.  Condemnation.............................................   17
12.  Default..................................................   18
13.  Holdover.................................................   20
14.  Assignment and Subletting................................   20
15.  Quiet Enjoyment..........................................   21
16.  Subordination............................................   21
17.  Rules and Regulations....................................   21
18.  Estoppel Certificate.....................................   21
19.  Signage; Change of Name..................................   22
20.  Mechanics' Liens.........................................   22
21.  Extension................................................   22
22.  Notices..................................................   23
23.  Miscellaneous............................................   24
24.  Brokers..................................................   27
25.  Attachments..............................................   27
26.  Arbitration..............................................   27

RIDER 1.......................................................   30
RIDER 2.......................................................   35
EXHIBIT A.....................................................   41
EXHIBIT B.....................................................   43
EXHIBIT C.....................................................   47
EXHIBIT D.....................................................   48
EXHIBIT E.....................................................   50

                                    LEASE




        THIS LEASE, made as of the thirteenth day of February, 1998, between TJM PROPERTIES, L.L.C. and/or its assigns, an Oklahoma limited liability company, having its principal office at 3232 West Britton Road, Suite 250, Oklahoma City, OK 73120 ("Landlord"), and WILLIAMS-SONOMA, INC., a California corporation having its principal office at 3250 Van Ness Avenue, San Francisco, CA 94109 ("Tenant").


1.      Premises


        (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all of the space shown on the attached Exhibit A (the "Premises") consisting of approximately 35,862 square feet of rentable area in a building to be commonly known as "The Williams-Sonoma Building" (The "Building") situated on real property located in Commerce Park at Block 9, Lot 1 of Silver Springs Addition to Oklahoma City, in Oklahoma City, Oklahoma, said property being more fully described in Exhibit B (the "Land"), together with the use of the hallways, corridors, lobbies, lavatories, stairways, entrances, exits, sidewalks, driveways, the parking areas provided for in Section 6 (a) (vi) and all other areas and facilities of the Building and Land appurtenant thereto as they may exist from time to time (the "Appurtenances"). Collectively, the Building, the Land, and the Appurtenances are sometimes referred to in this Lease as the "Property". The ratio by which the rentable area of the Premises bears to the rentable area of the Building is referred to herein as the Tenant's proportionate share ("Proportionate Share") and is one hundred percent (100%).


        (b) Subject to the provisions of Paragraph 1(c) below, Landlord warrants that it and no other person or entity has the right to lease the Premises to Tenant; Landlord further warrants that the Land and the Building, and the permitted uses thereof by Tenant, will, at the time possession of the Premises is delivered to Tenant, comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the national Board of Fire Underwriters, the local Board of Fire Underwriters or any other body or

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

bodies exercising similar functions, which may be applicable to the Property, including the curbs and vaults adjoining the Land (collectively "Applicable Laws").


        (c) Landlord represents and warrants that it has the right to acquire the Property pursuant to a written agreement between Landlord and Express Development II, L.L.C. Landlord acknowledges that, in entering into this Lease, Tenant has relied on Landlord's representations and warranties of its intent to acquire the Property in a timely manner. Accordingly, the parties agree that Tenant's obligations under this lease shall be conditioned on the satisfaction of each and every one of the conditions set forth below on or before March 2, 1998: (i) the closing of the purchase of the Property by Landlord; (ii) the delivery to Tenant of evidence of financing sufficient to construct the improvements to be constructed by Landlord pursuant to this Lease; (iii) the recordation of a "Memorandum of Lease" and the issuance of leasehold title insurance to Tenant in form and substance acceptable to Tenant and sufficient to insure the priority of Tenant's interest in this Lease, subject to no monetary encumbrances other than Landlord's acquisition/construction loan; (iv) the delivery to Tenant of a fully executed Subordination, Non-Disturbance and Attornment Agreement, in substantially the form of the agreement attached hereto as Exhibit "E"; and (v) evidence that Landlord is duly organized and in good standing in the State of Oklahoma. None of the foregoing conditions may be waived, either expressly or by implication, except by a written waiver signed by Tenant. Neither party shall have any further obligations under this Lease in the event Tenant terminates by reason of the failure of a condition set forth above.


        (d) The Premises shall be used for any lawful use consistent with the other uses in the Park and not in conflict with other uses in place at the time of sublease in the event Tenant subleases Premises.


2. Term


        (a) The term of this Lease is ten (10) years (plus a partial month, if any, immediately following the Commencement Date if the Commencement Date is other than the first of the month) and shall commence on the later of August 15, 1998, or such date as the Premises shall be ready for occupancy (as the case may be, the "Commencement Date"), and end on the later of August 31, 2008, or that date which is the last day of the one hundred twentieth (120th) full calendar month after the Commencement Date (as the case may be, the "Expiration Date"), both dates inclusive constitute the "Original Term", unless the Original Term is extended as provided


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

in Section 21. The Premises shall be deemed ready for occupancy upon the earlier of (i) the date an occupancy permit is issued for the Premises, including all leasehold improvements or (ii) the date Tenant shall commence operations of its call center business in the Premises. Tenant's preparation of the Premises for occupancy, installation of telephone equipment and personal property, and stocking of supplies as provided in Sections 3(b), (c), (d), and (e) below shall not be deemed a commencing of operations. A "Lease Year" shall be a 12 month period, the first day of which shall commence on the Commencement Date if it is the first day of a month, otherwise, on the first day of the next month following the Commencement Date and each subsequent Lease Year shall begin on successive anniversaries of the commencement of the first Lease Year. A "Lease Month" shall be a calendar month, the first of which shall commence on the Commencement Date if it is the first day of a month, otherwise, on the first day of the month next following the Commencement Date, and each subsequent Lease Month shall begin on the first day of a month and shall end on the last day of such month. "Term", as used in this Lease, shall be deemed to include the Original Term and any extensions thereof (such extensions, or any of them, being sometimes referred to as the "Extended Term").


        (b) At any time after the Commencement Date, at the request of either party, both parties shall execute a supplemental agreement to this Lease stating the commencement Date and the Expiration Date.


3A. Construction


        (a) Within twenty (20) days after execution of this Lease, Landlord shall submit to Tenant the revised plans and specifications (the "Plans and Specifications") for the Building and Appurtenances (the "Improvements") and the construction schedule (collectively, the "Construction Documents"). The Plans and Specifications shall be revised from the plans Tenant has provided Landlord reflecting a 35,862 square foot building in Las Vegas, Nevada, currently occupied by Tenant. The Plans and Specifications shall reflect the requirements needed to comply with all Applicable Laws, including, without limitation the applicable building codes for the State of Oklahoma and the City of Oklahoma City, and shall include the following: (i) architectural; (ii) structural; (iii) mechanical; (iv) plumbing; (v) electrical; (vi) fire/life/safety, including fire sprinklers; and (vii) landscaping plans and specifications. Tenant shall have two (2) business days following receipt of the Construction Documents to approve or disapprove them. Failure by Tenant to respond within said two (2) business days period shall be deemed



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

approval of the Construction Documents. If the Construction Documents are disapproved, Tenant shall inform Landlord of the reasons for such disapproval after which Landlord shall have five (5) business days to submit revised Construction Documents. Landlord shall not unreasonably refuse to satisfy any objections of Tenant to the Construction Documents. If Tenant and Landlord are unable to agree upon the Construction Documents by February 23, 1998, Tenant shall have the right to terminate this Lease agreement, and thereafter, neither party shall have any obligation to the other.


        (b) The Building shall be constructed strictly in accordance with the Plans and Specifications and no change shall be made in the Construction Documents without the approval of Tenant, which approval shall not unreasonably be withheld, delayed or conditioned. Any request made by Landlord to Tenant to approve a change in the Construction Documents to which no objection is made within five (5) business days of receipt of the change requested by Tenant and Tenant's architect (if Tenant has provided its name and address to Landlord) shall be deemed approved.


        (c) Landlord's architect shall be Richard R. Brown, Associates (Attention: Rick Brown), 2800 W. Country Club Drive, Suite 220, Oklahoma City, OK 73116, phone number 405/843-0522 and fax number 405/843-0523. Landlord's general contractor shall be Van Hoose Construction Co. (Attention: Jeff Van Hoose), 920 N.W. 60th Street, Oklahoma City, OK 73118, phone number 405-848-0415 and fax number 405/848-3911.


        (d) Landlord shall apply for and thereafter diligently pursue the issuance of a building permit for the Improvements as soon as reasonably practicable after the approval of Construction Documents. Landlord shall commence construction of the Improvements in accordance with the Plans and Specifications and all Applicable Laws by that date which shall be ten (10) days following the availability of a building permit for the Improvements. Landlord shall pursue construction of the Improvements without interruption, subject to Force Majeure Events, in a good and workmanlike manner diligently to completion. The Improvements shall be deemed substantially completed in accordance with the Plans and Specifications upon the satisfaction of all of the following conditions:


        (i) Issuance of a certificate of occupancy for the Improvements which will permit legal occupancy of the entire Improvements and full use of the Premises by Tenant;



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

        (ii) Delivery of a certification by Landlord, Landlord's architect and general contractor: that the Improvements have been completed with the exception of punch list items, in accordance with the Plans and Specifications and stating those respects in which the Improvements remain incomplete; that all utilities and like services have been connected and are in operation; and that the Improvements are ready for occupancy and full use of the Premises by Tenant;


        (iii) Completion of an inspection of the Improvements by Tenant or Tenant's architect which confirms completion, with the exception of punch list items, of the Improvements in accordance with the Plans and Specifications; provided, however, Tenant shall complete said inspection within fifteen (15) days of notice by Landlord to Tenant that the Improvements are ready for inspection. In the event Tenant fails to inspect within said fifteen-day (15-day) period, then the right of inspection shall be deemed waived.


        (e) Landlord shall obtain from each governmental authority having jurisdiction over the Improvements the Permits necessary to construct, operate and lawfully occupy the Improvements.


        (f) Within sixty (60) days after to the Commencement Date, Landlord shall discharge or bond over or escrow funds sufficient to satisfy any liens filed by a contractor, subcontractor, materialman or laborer on the Building or Premises.


        (g) Landlord shall permit Tenant and its duly authorized agents free access to the Land and Improvements, provided that Tenant shall not interfere with the construction of the Improvements, and such access shall be at Tenant's sole risk and expense. Landlord shall promptly respond to any inquiry from Tenant for information with respect to the construction of the Improvements.


        (h) If Tenant shall give Landlord notice of a defect in the Improvements or of a departure from the Construction Documents not approved by Tenant, in accordance with Section 3A Landlord shall, within thirty (30) days of receipt of such notice, take all necessary steps to cure such defect or departure; provided, however, in the event such defect or default cannot be cured within such thirty-day (30-day) period, then the requirements of this paragraph shall be satisfied if Landlord is diligently and continuously pursuing the cure of said defect or departure. Further, in the event Landlord should disagree as to such characterization of such



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

defect or departure, then said dispute shall be resolved under Section 26, Arbitration, of this Lease.


        (i) Landlord shall deliver to Tenant within thirty (30) days after the Commencement Date the following:


                (a) two sets of final as-built plans and specifications; and


                (b) a current as-built survey prepared by a surveyor licensed to practice in the State of Oklahoma to the standard of the "Minimum Standard Detail Requirements For Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1962, and with certifications satisfactory to Tenant, showing the completed Improvements and all easements or other conditions serving or affecting the Building, Land or Appurtenances.


3. Preparation for Occupancy


        (a) On the Commencement Date, Landlord shall deliver possession of the Premises to Tenant completed in accordance with Tenant's Construction Documents (as defined and more particularly described in Exhibit C), except for minor punchlist items which do not interfere with Tenant's use of the Premises, if any. Tenant shall within thirty (30) days after the date Tenant takes occupancy, deliver to Landlord a punchlist of any reasonably discoverable items that are incomplete or defective in the Premises that were required to be installed or constructed by Landlord, and Landlord shall diligently proceed to repair, replace or correct all of said items within thirty (30) days after receipt of the punchlist (except that if any item cannot be repaired, replaced or corrected within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to repair, replace or correct such item within said thirty (30) day period and proceeds diligently thereafter to effect such repair, replacement or correction).


        (b) Landlord shall, without charge, permit Tenant access to the Premises not less than thirty (30) days prior to the Commencement Date for Tenant's activities related to preparation of the Premises for occupancy including the installation of furniture systems and other personal property of Tenant. Such access shall be at Tenant's sole risk and expense and shall not interfere with Landlord's construction.


        (c) Landlord shall, without charge, permit telephone company employees access to Tenant's telephone equipment room.


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

        (d) Landlord shall make available to the Premises at least thirty (30) days prior to the Commencement Date all electricity and other utilities necessary to prepare the Premises for occupancy. Tenant shall pay Landlord for the actual costs of such electricity and of such other utilities based on Landlord's reasonable estimate within thirty (30) days of the receipt by Tenant of an invoice therefor.


        (e) Tenant shall coordinate the access to the Premises with Landlord's project manager, Gary Brooks, Beffort-Brooks-Malherbe Property Company, Corporate Tower, 101 North Robinson, Suite 700, Oklahoma City, OK 73102, phone 405/236-2122, and fax 405/235-1328.


4. Rent


        (a) Tenant shall pay an annual Fixed Rent, in equal monthly installments in advance on the first day of each calendar month during the Term, in accordance with the following schedule:

Lease                 Annual Fixed                   Monthly            Annual Rental
Period                   Rent                      Installment             Rate
-----------           ------------                 -----------         --------------
Years 1-5             $505,654.20                  $42,137.85           $14.10

Years 6-10            $550,481.70                  $45,873.48           $15.35


        (b) All rent and other charges not paid within ten (10) days of the date(s) when due shall bear interest at the rate of one and one-half percent (1.5%) (the "Default Interest Rate") per month from and after the first (1st) day following the date(s) said rent and charges become due and the same shall be regarded as additional rent hereunder. Additionally, in the event any rent is not paid on or before the tenth (10th) day after the same shall be due and if Landlord elects to accept such Rent, in addition to the Rent and the interest set forth herein, Tenant shall pay to Landlord late charges for such late payment in the amount of $1,000.00 for each payment so delinquent more than ten
(10) days after written notice.


5. Maintenance and Repairs


        (a) Landlord covenants that the Premises, Building and Appurtenances (including plumbing, electrical lines and equipment, lighting, heating, ventilating and air conditioning systems) shall be in first-class operating condition on the Commencement Date.


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

        (b) Tenant shall conduct its operations in such a manner as to keep the Premises in good order, condition and repair, (ordinary wear and tear excepted) and to keep the Premises in a clean, sanitary and safe condition in accordance with all Applicable Laws governing the use of the Premises by Tenant. Tenant shall not knowingly permit any waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto. Tenant agrees that Tenant shall commit no act which will cause either Tenant or Landlord to be in violation of any pertinent laws of the State of Oklahoma the County of Oklahoma or any ordinances of the City of Oklahoma City. Landlord at its expense, subject to the provisions of Rider 1, shall perform such maintenance, repairs and replacements, structural or otherwise, as are necessary to keep in good order and repair the Appurtenances and the exterior of the Building, including the roof and all Landlord's equipment, and shall also make any repairs or replacements to Tenant's trade fixtures, installations or other property occasioned by negligent act or omission of Landlord, its agents, employees or contractors. Subject to the provisions of Sections 9 and 10 hereof, with the exception of Tenant's right to terminate the Lease or abate rent, Landlord, at Tenant's expense, shall make any repairs or replacements to the Building and Appurtenances occasioned by the negligent act or omission of Tenant, its agents, employees or contractors. Landlord's maintenance and repairs shall keep the Premises, the Appurtenances and Building in at least its original condition, reasonable wear and tear excepted, and all replacement installations shall be at least equal in quality to the originals. In performing such maintenance, repairs and replacements Landlord shall use reasonable efforts to minimize any disruption of or interference with Tenant's business or access to the Premises.

        (c) (i)Landlord shall comply with all lawful rules, regulations, orders, laws, ordinances and legal requirements (including the Occupational Safety and Health Act, as amended and the Americans With Disabilities Act) and standards issued thereunder by any governmental authority or fire rating organization which affect the Premises, Appurtenances, Land, Building, equipment and improvements or that require repairs, alterations, changes or additions thereto, including structural repairs, alterations, changes or additions. All boilers and other pressure vessel equipment, if any, shall be constructed and maintained by Landlord in accordance with current ASME Standards and Code. Landlord shall use best efforts to minimize routine inspections, repairs and maintenance during "Holiday Season."




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        (ii) (A) Landlord represents and warrants to the best of its knowledge, that there is no Hazardous Material on or under the property as of the Commencement Date of this Lease. "Hazardous Material" shall mean: (1) asbestos or asbestos containing material, (2) polychlorinated biphenyls in concentrations greater than 50 parts per million and (3) any other material, waste or substance, whether solid, gaseous or liquid, which may pose a hazard to human health or the environment (a) hazardous substance, waste identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, and (b) any hazardous substance, waste, or material identified by statute or regulation of any governmental authority regulating environmental or health matters but excluding those materials or substances which are ordinarily and customarily used in business such as toner and cleaning supplies to the extent they are lawfully and actually used in quantities consistent with such custom.


        (B) Landlord further warrants and covenants that during construction of the Building such procedures as are legally required to prevent the installation or use of any Hazardous Material in or on the Property were instituted and maintained and Landlord shall maintain such procedures throughout the Term. If any Hazardous Material is discovered in or on the Building during the Term, which was defined by any governmental authority regulating environmental or health matters as a Hazardous Material as of the Commencement Date, Landlord shall, at its sole cost and expense, completely remove all of such Hazardous Material strictly in accordance with and as required by all Applicable Laws within thirty (30) days after Landlord is notified of such discovery at no cost to Tenant unless such Hazardous Materials are brought onto the Property by Tenant, in which case Tenant shall be responsible for their removal. If applicable laws do not require the removal of a Hazardous Material, then Landlord shall institute a maintenance and operation plan implementing procedures necessary to protect the health, safety and well being of Tenant's employees, guests and invitees and such other procedures as are required by Applicable Laws. If the removal of such Hazardous Material cannot be completed within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided the removal has been commenced within thirty (30) days after notice of discovery and proceeds diligently thereafter to effect such removal; provided however, that if either the presence or removal of any Hazardous Material will prevent Tenant from carrying on its normal business operations for a period of more than sixty (60) days, then



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

Tenant may terminate this Lease upon sixty (60) days notice to Landlord. If a Hazardous Material is discovered in or on the Building, Premises or Appurtenances during the Term but such Hazardous Material was not defined as hazardous material by the Commencement Date, then Landlord shall not be obligated to remove such Hazardous Material at the time of discovery if removal is not required by the laws but shall be obligated to handle (including maintain, use, store, repair, preserve and including removal, if removal is required by the Applicable Laws at a later date) such Hazardous Material all in accordance with all Applicable Laws. The Rent shall abate equitably based on the practical nonavailability of any portion of the Premises for the purposes permitted by this Lease due to the presence or removal of the Hazardous Material. Upon discovery of Hazardous Material in the Building, Premises or Appurtenances, Landlord shall promptly deliver notice of the same to Tenant together with a statement prepared by a reputable environmental consultant or engineer setting forth the status of the Hazardous Material, the plan and procedure for handling the same, including removal if required and the time frame for such plans and procedures.


        (C) Landlord shall indemnify, defend Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys' fees) incurred by Tenant and arising from any breach of the foregoing representation and warranty and from the installation, presence or removal of the Hazardous Material; provided however, the foregoing indemnity shall not apply to Hazardous Material so determined after installation in or on the Property, except insofar as any claims, damages, losses or liabilities (including reasonable attorneys' fees) arise from the actions in connection with the removal or remediation thereof.


        (D) Tenant agrees that it will not place, hold or dispose of any Hazardous Materials on, under or at the Premises, the Building or the Land and that it will not knowingly use the Premises or any other portion of the Building or the Land as a treatment, storage or disposal site (whether permanent or temporary) for any Hazardous Materials. Tenant further agrees that it will not cause or allow any asbestos or other Hazardous Materials to be incorporated into any improvements or alterations which it makes to the Premises. Tenant shall indemnify, defend Landlord and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys' fees) incurred by Landlord and arising from any breach of the foregoing agreement, representation and warranty; provided however, the foregoing indemnity shall not apply to Hazardous Material so determined after the Commencement Date or after installation in or on the Property, except insofar as any claims, damages, losses or liabilities (including reasonable attorneys' fees) arise from the actions in connection with the removal or remediation thereof.

6. Services

Landlord shall furnish to Tenant the following services and facilities:

        (i) Access to the Premises 24 hours a day, 7 days a week, with entry to the Building after normal business hours.

        (ii) Removal of ice, snow and debris from all exterior Appurtenances as may be reasonable under the circumstances.

        (iii) On-Site parking properly marked and illuminated to accommodate at least seven (7) parking spaces for each 1,000 rentable square feet in the Premises for Tenant's use on an unreserved basis at no cost to Tenant. Landlord shall provide an additional parking area available for the non-exclusive use of Tenant immediately adjacent to Tenant's exclusive parking area as shown on the attached site plan marked "Overflow Parking," at no cost to Tenant. The Overflow Parking area and Tenant's exclusive parking area combined shall provide a minimum of thirteen (13) parking spaces per 1,000 square feet of building.

7. Alterations and Improvements

        (a) Tenant at its own expense may, without Landlord's prior written consent, redecorate the Premises (including repainting, adding, replacing or removing wallcovering, and refinishing millwork) and may, with Landlord's consent and subject to Landlord's reasonable conditions, make from time to time such nonstructural and nonpermanent alterations including floorcovering, additions and improvements in and to the Premises as it may deem necessary or desirable. Landlord shall cooperate with Tenant in securing any necessary building and other permits, the cost thereof being borne by Tenant. Notwithstanding the foregoing, Landlord may choose to make such structural alterations, improvements or additions as Tenant may request and, upon completion of the work, (which shall include a reasonable construction management fee), Tenant shall pay Landlord within thirty (30) days of demand the cost therefor; provided, however, that Landlord shall, prior to commencing such work, submit a bid to Tenant for such work and, if so requested by Tenant, two
(2) additional bids from other reputable contractors selected by Landlord. Landlord and Tenant shall then mutually select the contractor. In addition to the foregoing, Landlord may elect to use its contractors for electrical, mechanical, plumbing



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

and sprinkler work, provided, however, that the cost to Tenant for such work shall not exceed the lowest bid submitted by a qualified and responsible bidder, which shall include a reasonable construction management fee.

        (b) Tenant may, at is option, remove from the Premises any furniture, furnishings, trade fixtures, business equipment or other personal property which are not permanently affixed in the Premises and were installed by Tenant at its expense. Tenant at its expense shall repair any damage caused by such removal to the reasonable satisfaction of Landlord.

        (c) Landlord's consent to such alterations, additions, or improvements, or Landlord's approval of the plans, specifications, and working drawings for such alterations, additions, or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Applicable Laws. Tenant shall bear the cost of compliance with the Americans with Disabilities Act of 1990 and all regulations issued thereunder or revisions or amendments caused by and arising out of Tenant's alterations, additions, or improvements, made after the Commencement Date.

8. Inspection

        Landlord shall, upon forty-eight (48) hours advance notice to Tenant (except in an emergency), have the right at all reasonable times to inspect the Premises and show the same to prospective mortgagees, purchasers and government employees in their official capacity and at all times to make repairs or replacements as required by this Lease; provided, however, that Landlord shall use reasonable efforts not to disturb Tenant's use and occupancy of the Premises.

9.      Casualty

        (a) If the Building or the Premises are damaged by fire or any other casualty, Landlord shall deliver to Tenant notice of, together with a statement prepared by a reputable contractor setting forth the contractor's estimate of, the time required to repair the damage (the "Repair Period") within sixty (60) days after the date of the damage. For purposes of determining the Repair Period, it shall be deemed to commence on the date of the damage. If the reasonably estimated cost to repair such damage exceeds fifty (50%) percent of the replacement cost of the Building, Landlord may terminate this Lease by giving notice to Tenant. If the Repair Period is determined to be longer than one hundred eighty (180) days or if Landlord fails to deliver such statement within sixty (60) days, after the date of the damage, and Tenant determines in its



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

reasonable business judgment that such damage will prevent Tenant from carrying on its normal business operations for a period of one hundred eighty (180) days or more, Tenant may elect to terminate this Lease by giving notice to Landlord. Upon such termination, Tenants shall be afforded a reasonable amount of time and reasonable opportunity to remove its personality from the Premises, and Tenant's obligations hereunder, including the obligation to pay the Rent, shall cease as of the date of termination, provided however, that the Rent shall abate equitably from the date of the damage. If Tenant is unable to use the Premises due to the acts or omission of Landlord, then rent shall abate.


        (b) If Tenant shall not terminate this Lease: (i) the Rent shall abate for the period the Premises are untenantable, and thereafter, Tenant shall pay the Rent for only such portion of the Premises which Tenant in its reasonable business judgment determines it may occupy; and (ii) all repairs necessary to restore the Building, the Premises, and the Appurtenances to their original condition shall be: (A) commenced within sixty (60) days after the occurrence of such damage; (B) performed in a diligent and workmanlike manner within the time period estimated by Landlord's contractor with material of at least similar or equivalent quality as that originally utilized in the construction of the Building, the Premises, and the Appurtenances; (C) completed by Landlord at its expense using reasonable efforts to minimize any interference with Tenant's normal business operations.


        (c) If Landlord undertakes but fails to repair and restore the Building, the Premises, and the Appurtenances as required by this Section 9 within the time period estimated by Landlord's contractor (which time period shall be extended one day for each day of delay due to Tenant), Tenant may terminate this Lease upon thirty (30) days notice to Landlord, provided further, however, that if Landlord is prevented from completing the repair and restoration within said period due to causes beyond Landlord's control, including labor disputes, civil commotion, hostilities, sabotage, weather delays, governmental regulations or controls (collectively, "Force Majeure Events"), Landlord shall have an additional period of sixty (60) days to repair or restore. Anything in the foregoing which may be to the contrary notwithstanding, Force Majeure Events shall not include shortage of funds (whether due to the insufficiency of insurance proceeds or otherwise), nor inability to obtain financing nor inability to obtain materials, labor or services due to Landlord's failure to provide for such matters in a timely manner. Upon such termination, Tenant's obligations hereunder, including the obligation to pay the Rent, shall cease as of the expiration of such notice period. Rent shall be apportioned as of the date of the damage and all prepaid Rent shall be repaid to Tenant.

        (d) Anything in the foregoing to the contrary notwithstanding, if the damage by fire or other casualty occurs within the last year of the Term (as may be extended by the provisions of this Lease), then if the Repair Period is such that the balance of the Term after such Repair Period is less than one hundred eighty (180) days, then either Landlord or Tenant may elect to terminate this Lease by giving notice to the other, except that Tenant may nullify Landlord's election by exercising an available option to extend the term of this Lease within thirty (30) days of Landlord's notice to terminate. Upon such termination, Tenant shall be afforded a reasonable amount of time and reasonable opportunity to remove its personality from the Premises, and Tenant's obligations hereunder, including the obligation to pay the Rent, shall cease as of the date of termination, provided however, that the Rent shall abate equitably from the date of the damage.


10. Insurance and Indemnity

        (a) Landlord shall, from and after the date hereof, maintain insurance policies covering the Building, (including Rental Interruption coverage) the Appurtenances and anything that is, or by operation of this Lease becomes Landlord's property against loss, damage, or destruction caused by boiler explosion or machinery breakdown, fire and the perils specified in the standard extended coverage endorsement, by vandalism and malicious mischief, and by sprinkler, gas, water, steam, glass breakage and sewer leakage, and shall also maintain when appropriate builder's risk insurance. Fire and extended coverage shall equal full replacement cost (valued at the full replacement cost without deduction for depreciation) of the Building, the Appurtenances and Landlord's property, exclusive of architectural and engineering fees, excavation, footings and foundations, but in any event sufficient to prevent application of any coinsurance provision, and shall include an inflation guard endorsement. Such policies shall provide for a deductible not greater than $25,000.00 from any loss and providing Tenant thirty (30) days notice of cancellation. Landlord shall provide Tenant with certificates evidencing all insurance required hereunder upon request.

        (b) Landlord shall, from and after the date hereof, maintain commercial general liability insurance policies covering Landlord's liability for all claims or losses resulting from any injury on the Land or Building to property or persons or related thereto in a single limit of not less than $1,000,000.


        (c) At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below, with insurance companies reasonably satisfactory to Landlord:


               (i) commercial general liability insurance and personal injury liability insurance, with a combined single occurrence limit of not less than $3,000,000.

               (ii) insurance covering all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and other personal property from time to time in, on or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the Term, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, and sprinkler leakage.

               (iii) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease.

               (iv) automobile insurance covering owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 combined single limit.


        (d) All policies of insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workman's compensation insurance) will name Landlord and Landlord's lenders of which Landlord shall notify Tenant from time to time, as additional insureds, but only as their interest may appear. Certificates of Insurance which evidence Tenant's insurance and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at Landlord's request made not more often than once per Lease Year. All such policies maintained by Tenant will provide that they may not be terminated or amended except after 30 day's prior notice to Landlord. All commercial general liability, and personal property maintained by Tenant will be written as primary policies, not contributing with and supplemental to the coverage that Landlord may carry. Insurance required to be maintained by Tenant under subsections (c)
(i) hereof may be subject to a deductible of up to $100,000.00.

        (e) Landlord and Tenant each waive any and all rights to recover against the other, or against the officers, directors, shareholders, members, partners, joint venturers, employees, agents, for any loss or damage to such waiving party arising from perils covered by property insurance and required to be carried by such party to the extent of the limits of such policy. Landlord and Tenant shall cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all such property policies of insurance. Tenant agrees to cause all other occupants of the Premises by, under or through Tenant to execute and deliver to Landlord such a waiver of subrogation rights endorsement.


        (f) Tenant shall not do anything in or about the Premises which would cause an increase in the insurance rates above the rate in effect for Tenant's lawful use of the Premises as general office use for any policies of insurance carried by Landlord covering the Building or the Premises. If, as the result of any failure by Tenant to comply with the terms of this Section 10(f), the insurance rates applicable to any policy of insurance carried by Landlord covering the Building or the Premises shall be increased, Tenant agrees to pay Landlord, as additional rent, within 30 days after Landlord's demand therefor, the increment in cost of the premiums for such insurance above the cost which Landlord would have paid absent Tenant's actions due solely to Tenant's actions. This additional rent shall be computed exclusive of the computation in Rider 1, and the liability hereunder, shall accrue notwithstanding Rider 1. A schedule or rule book issued by the Insurance Services Office, Inc. or any other comparable insurance rating organization, or the rating procedures or rules of Landlord's insurance companies shall be evidence of any items and charges which make up the insurance rates and premiums for the Premises and the Building. Landlord agrees that Tenant's use of the Premises for the uses set forth in this Lease shall not subject Tenant to any obligation for payment of increased insurance rates pursuant to this Section.


        (g) Tenant indemnifies and agrees to defend and hold harmless Landlord and its agents, licensees, employees and contractors from all claims or losses (other than those for which liability is waived by express provision in this Lease) resulting from any injury in or upon the Land or Building to property or persons due to any negligence or intentional or willful acts or omissions of Tenant, its agents, licensees, employees or contractors, including, without limitation, reasonable attorneys' fees and costs. Landlord indemnifies and agrees to defend and hold harmless Tenant and its agents, licensees, employees and contractors from all claims and losses (other than those for which liability is waived by express provision in this Lease) resulting from any injury in or upon the Land or the Building to property or persons due to any negligence intentional or willful acts or omissions of Landlord, its agents, licensees, employees or contractors, including, without limitation, reasonable attorneys' fees and costs. Neither party's indemnification of the other party as provided in this Section 10 shall be applicable with respect to claims resulting in whole or in part from the willful acts or omissions or the breach of this Lease by the other party, or acts or omissions for which a party is strictly liable, nor shall either party in any event be liable to the other for indirect or consequential damages.


11. Condemnation


        (a) If all of the Land, the Building, the Premises or the, Parking Area, Appurtenances shall be condemned for public use, whether such use be temporary or otherwise, or damaged by any public use, including damage resulting from the alteration of the location or grade of any street or public way, or voluntarily transferred to a public or quasi-public body in lieu of condemnation (any of which occurrences is hereafter referred to as a "taking"), this Lease shall terminate as of the date of taking and the Rent shall be adjusted to the date of termination. If a portion of the Building, the Premises or the Appurtenances shall be taken, and if Tenant determines, in its reasonable business judgment, that the taking will prevent Tenant from carrying on its normal business operations for a period of ninety (90) days or more, Tenant may elect to terminate this Lease by giving notice to Landlord. Upon such termination, Tenant's obligations hereunder, including the obligation to pay the Rent, shall cease as of the date of taking.

        (b) If Tenant shall not terminate this Lease: (i) the Rent shall abate for the period the Premises are untenantable, and, thereafter, Tenant shall pay the Rent for only such portion of the Premises which Tenant, in its reasonable business judgment, determines it may occupy; and, (ii) all repairs necessary to restore the Building, the Premises and the Appurtenances as nearly as possible to their original condition shall be : (A) commenced within sixty (60) days after the actual taking; (B) performed in a reasonably diligent and workmanlike manner with material of at least similar or equivalent quality as that originally utilized in the construction of the Building, the Premises and the Appurtenances; and, (C) completed by Landlord at its expense using reasonable efforts to minimize any interference with Tenant's normal business operations.

        (c) If Landlord undertakes but fails to repair and restore the Building, the Premises, and the Appurtenances as required by this Section 11 within one hundred eighty (180) days from the date of the taking (which 180-day period shall be extended one day for each day of delay due to Tenant), and if Tenant determines, in its reasonable business judgment, that such failure will prevent Tenant from carrying on its normal business operations for a period of one hundred eighty (180) days or more from the date of the taking, then Tenant may terminate this Lease upon thirty (30) days notice to Landlord. Upon such termination, Tenant's obligations hereunder, including the obligation to pay the Rent, shall cease as of the expiration of such notice period. Rent shall be apportioned as of the date of the taking and all prepaid Rent shall be repaid to Tenant.

        (d) Tenant shall not be entitled to any portion of Landlord's award or settlement resulting from the taking of its fee interest, provided that nothing contained herein shall be construed in any way to restrict or limit Tenant from asserting a claim for any damages resulting from the taking of its leasehold or any moving expenses, or otherwise permitted by law.

12. Default

        (a) If Tenant shall default in the payment of the Rent and additional rent and such default shall continue for ten (10) days after notice therefor from Landlord or if Tenant shall default in the performance of any of its other obligations under this Lease and such default shall continue for thirty (30) days after notice from Landlord specifying Tenant's default (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Tenant commences to cure such default within the thirty-day (30 day) period and proceeds diligently thereafter to effect such cure) or if Tenant shall be adjudged bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises shall be appointed in any action, suit or proceeding by or against Tenant and is not removed within thirty (30) days after appointment, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of such election to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:


               (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus


               (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus


               (iv) At Landlord's election, such other amounts in addition to or in lieu of the foregoing necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to repair, remodel, and relet Premises. (Such as brokerage fees, legal fees, etc.)


        Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant's default.


        As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Default Interest Rate. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Kansas City at the time of award plus one percent (1%) (the "Discount Rate").

        (b) If Landlord shall default in the performance of any of its obligations, agreements or covenants under this Lease, and such default shall continue for thirty (30) days after written notice from Tenant specifying Landlord's default (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure), then, in addition to other remedies available to Tenant at law or in equity, Tenant may, without prejudice to any of its other rights under this Lease or without waiving any claim for damages for such breach: (1) withhold payment of the Rent due and to accrue hereunder (to the extent necessary to cover the costs reasonably estimated by Tenant to cure such default) so long as Landlord remains in default, subject to the arbitration provisions in Section 26 if Landlord disputes such default or the cost to cure such default; (2) proceed judicially or otherwise, either at law or in equity, to enforce any rights and remedies which Tenant may have under this Lease or at law; or (3) to cure such default for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing may be, subject to the arbitration provisions of Section 26 if Landlord disputes such default or the cost to cure such default, deducted by Tenant from the next or any succeeding payment of the Rent due hereunder. Tenant shall act reasonably in curing such default and in incurring costs to effect such cure. Tenant may correct such default prior to the expiration of the thirty (30) day period upon giving notice to Landlord that the curing of such default prior to the expiration of such will materially interfere with Tenant's operations in the Building.

13. Holdover

        Any holding over after the expiration of the Term or extensions thereof, shall be deemed and construed to be a tenancy from month to month and shall not be construed to be a renewal and extension of the Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. The Fixed Rent payable during the holding over shall be equal to one hundred fifty (150%) of the Fixed Rent paid for the last full month of the Term. In addition, the Tenant shall hold the Landlord harmless from any and all actual damages to new tenant resulting from Tenant's holdover.

14. Assignment and Subletting

        Tenant may assign this Lease or sublet the Premises in whole or in part at any time during the Term with the prior written consent of Landlord given in accordance with Section 22, Notices, of this Lease which consent shall not be unreasonably withheld or delayed. In such event, Tenant shall notify Landlord thereof and shall remain primarily liable for the faithful performance of all of the covenants, terms and conditions hereof on Tenant's part to be performed. Landlord agrees that if Tenant assigns this Lease and the assignee defaults and fails to cure such default within the applicable grace period, Tenant shall have the right to recover possession of the Premises by curing the assignee's default within a reasonable time. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign or sublet the Premises to any company controlled by, in control of, or under common control with Tenant or to a transferree by reason of the merger, consolidation or sale of substantially all the assets of Tenant. In such event, Tenant shall notify Landlord thereof and shall remain responsible for the faithful performance of all of the covenants, terms and conditions hereof on Tenant's part to be performed. In the event Tenant assigns or sublets the Premises with Landlord's consent to other than a company controlled by, in control of, or under common control with Tenant, Tenant shall pay to Landlord fifty percent (50%) of any rent or additional rent received by Tenant in excess of the Fixed Rent, additional rent, costs of subletting or assigning this Lease (amortized with interest at the Prime Rate as published from time to time in the Wall Street Journal) or any other sum payable under this Lease (the "Excess Rent").

15. Quiet Enjoyment

        So long as Tenant is not in default beyond the applicable grace periods in the payment of the Rent or in the performance of any other covenant or agreement herein contained, Landlord covenants that Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises.

16. Subordination

        Tenant agrees that this Lease and its interest in the Premises may, at Landlord's option, be made subordinate to any mortgages or underlying leases now or hereafter covering the Premises, provided, however, that such subordination shall be contingent upon Tenant's receipt of a non-disturbance agreement in form reasonably acceptable to it, providing that so long as Tenant shall not be in default under the Lease beyond the applicable grace periods, Tenant shall not be disturbed in its occupancy of the Premises and this Lease shall continue in full force and effect. The form of the Non-Disturbance Agreement shall be substantially the same as the attached Exhibit E.


17. Rules and Regulations


        Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D, as well as such other reasonable rules and regulations as may be promulgated from time to time by Landlord, provided the same are not inconsistent with the provisions of this Lease, and apply uniformly to all tenants and occupants of the Building, and provided further that a copy thereof is received by Tenant.


18. Estoppel Certificate


        Tenant shall, at any time and from time to time, upon not less than fifteen (15) business days prior notice from Landlord, deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and to Tenant's knowledge, in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the Rent has been paid by Tenant; (c) stating whether or not Tenant has knowledge that Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Tenant has knowledge of such a default, specifying each such default; (d) stating the address to which notices to Tenant shall be sent and (e) such other statements of facts as shall be reasonably required concerning this Lease or Tenant's tenancy hereunder, which statement shall be to the best of Tenant's knowledge. Landlord shall, at any time and from time to time upon not less than fifteen (15) business days prior notice from Tenant, deliver to Tenant an estoppel certificate, in substance and form similar to that described above, relative to the status of this Lease and any ground lease, underlying lease or mortgage encumbering the Building or Land.


19. Signage; Change of Name


        Tenant shall not place or cause to be placed on the outside of the Building, inside the common areas of the Building, or on the Land, any signs, notices or other media of advertising, unless approved by Landlord.


20. Mechanics' Liens


        Tenant shall discharge by payment, bond or otherwise, mechanics' liens filed against the Building for work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant, except when the mechanics' liens are filed by a contractor, subcontractor, materialman or laborer of Landlord, in which event Landlord shall discharge the liens by payment, bond or otherwise. If, however, Tenant notifies Landlord in writing that Tenant refuses to pay any such claim and desires to contest the same, unless required by notice to Tenant from the holder of a first mortgage on the Building, Tenant shall not be required to discharge such lien but shall diligently prosecute the contest thereof to final judgment and decision, and shall pay any judgment that may be rendered on account thereof, and shall cause said property to be freed and discharged from any lien or charge adjudged against the same; provided, however, in no event shall the time to discharge settlement extend beyond the Term or extensions as provided herein.


21. Extension


        (a) Provided that Tenant is not in default of any of the terms and conditions of this Lease beyond any applicable grace period, Tenant may extend the Original "Term for up to two (2) periods of five (5) years each upon the same terms and conditions contained herein, except for the Fixed Rent specified below, by giving notice to Landlord of its intention to extend at least six (6) months prior to the Expiration Date, and thereupon the Term and the Expiration Date shall be so extended without any further action by either party. The Fixed Rent for Option Period One (1) shall be Sixteen and 60/100 dollars ($16.60) per rentable square foot per annum; for

Option Period Two (2) shall be Seventeen and 85/100 dollars ($17.85) per rentable square foot per annum.


22. Notices

        All notices, demands or other communications (notices) permitted or required to be given hereunder shall be in writing and, shall be deemed given on the date of actual receipt. Notices shall be given by certified mail, return receipt requested or through a national delivery service. Notices shall be addressed as follows:


(a) if to Landlord, to:


        TJM PROPERTIES, L.L.C.
        3232 West Britton Road
        Suite 250
        Oklahoma City, OK 73120
        Attention:    F. Barry Tapp
        Telephone:(405) 752-7522
        Facsimile:    (405) 749-9924


with a copy to:
        Virgil L. Holden
        Attorney at Law
        P. O. Box 1594
        Norman, OK 73070
        2321 Westpark Drive
        Norman, OK 73069
        Telephone:  (405) 364-329-9603
        Facsimile:      (405) 364-2414

and to:

        Beffort Brooks Malherbe Property Company
        Corporate Tower
        101 North Robinson
        Suite 700
        Oklahoma City, OK 73102
        Attention:  Gary Brooks
        Telephone:  (405) 236-2122
        Facsimile:   (405) 235-1328
and

(b) if to Tenant, to:


          WILLIAMS-SONOMA, INC.
          3250 Van Ness Avenue
          San Francisco, CA  94109
          Attention:     Susi Browne
                         Director, Facilities
          3250 Van Ness Avenue
          San Francisco, CA 94109
          Telephone:    415/616-8659
          Facsimile:    415/439-8673


with a copy to:

          IRELL MANELLA
          Attention: Sandra G. Kanengiser, Esq.
          1800 Avenue of the Stars, Suite 900
          Los Angeles, CA 90057-4276


        with a copy sent to Tenant at the Premises.

        Landlord and Tenant may from time to time by notice to the other designate such other place or places for the receipt of future notices. The inability to deliver because of a changed address of which no notice was given or rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

        Notices may also be given by facsimile ("Business Hours"); provided, however, the original of a facsimile notice must be sent by overnight courier to the receiving party on the same day that the facsimile is sent and will not be deemed received on the date of the facsimile transmission unless the original notice is received by the other party on the first business day following the facsimile transmission, and the party sending a facsimile notice shall use its best efforts to notify the receiving party by telephone during Business Hours on such date that a facsimile notice has been sent.

23. Miscellaneous


        (a) The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

        (b) No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.


        (c) Failure of either party to cure a default of the other under this Lease shall not render such non-defaulting party in any way liable therefor, or relieve the defaulting party from any of its obligations hereunder.


        (d) The acceptance of possession of the Premises by Tenant shall not be deemed a waiver of any of the obligations under this Lease to be performed by Landlord under Section 3.


        (e) Subject to Landlord's approval, not to be unreasonably withheld, Tenant may deal with any person, firm or corporation for services, supplies, materials, labor, equipment, transportation, tools, machinery and any other similar or dissimilar services or items in connect ion with the alteration, improvements or maintenance of the Premises.


        (f) "Rentable" area, "usable" area and "storage" area when used in this Lease shall mean an area measured in accordance with ANSI 765.1-1980 as published by BOMA International.


        (g) Upon any termination or expiration of this Lease, Tenant shall surrender the Premises in the same condition as existed at the Commencement Date and free of excess debris, except for normal wear and tear and damage caused by the elements, any casualty required to be insured under Section 9(a), or any cause beyond Tenant's control. Any of Tenant's personal property not removed the day following the Expiration Date shall be deemed abandoned. Except a otherwise provided in this Lease, all improvements, alterations, additions and fixtures, other than Tenant's personalty, which have been made or installed by either Landlord or Tenant upon the Premises shall become Landlord's property upon the installation thereof and shall remain as Landlord's property and shall be surrendered with the Premises or as a part thereof.


        (h) If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.


        (i) As used in this Lease, any list of one (1) or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation.

        (j) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective executors, distributees, heirs, representatives, successors and assigns.


        (k) This Lease contains the entire agreement of the parties and may not be modified except by an agreement in writing signed by both parties.


        (l) The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.


        (m) This Lease has been executed in several counterparts, all of which constitute one and the same instrument.


        (n) Landlord and Tenant shall not unreasonably withhold, delay or condition any consent or approval which this Lease requires.


        (o) The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though it may be an individual, partnership, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each carefully expressed.


        (q) In any action or proceeding which Landlord or Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees.


        (r) If Landlord should sell or otherwise transfer Landlord's interest in the Land or Building, or if the same should be sold or transferred by operation of law or otherwise, Tenant agrees that provided that the transferee shall have assumed the Landlord's obligation under the Lease Landlord shall thereafter have no liability to Tenant under this Lease, except for such liability as may have accrued prior to the date of such sale or transfer.


        (s) Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereof, the sole relationship being that of landlord and tenant.


        (t) Tenant's personal property and trade fixtures, if any, shall be separately listed for assessment purposes and/or for taxation purposes. Tenant shall promptly pay all taxes levied thereon.

        (u) Nothing in this Lease (express or implied) is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason or this Lease or the representations or agreements contained herein.


        (v) The laws of the State of Oklahoma shall govern the validity, performance and enforcement of this Lease.


        (w) Any assent or waiver, expressed or implied by the Landlord to any breach by Tenant of any covenant or condition herein contained, shall operate as assent or waiver only in the specific instance and shall not be construed as an assent or waiver of any such consent or condition generally or of any subsequent breach of the covenants and conditions thereof.


24. Brokers


        Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Mr. John Yandle, C. B. Commercial, San Jose, California, and Beffort Brooks Malherbe Property Company. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Landlord is solely responsible for commission per Letter of Intent.

25. Attachments

        Rider 1, Rider 2, Exhibits A, B, C, D, and E are attached to this Lease and made a part hereof.

26. Arbitration

        Except as specifically provided for herein, if a dispute arises between Landlord and Tenant relating to this Lease, then the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as provided in Section (a) below prior to either party pursuing other available remedies.

        (a) (i) Within ten (10) business days after notice from one party to the other that a dispute has arisen, Landlord and Tenant shall each appoint a person as arbitrator from a list of arbitrators provided by the American Arbitration Association. The arbitrators appointed shall jointly appoint a third person and such three arbitrators shall as promptly as possible resolve the dispute, provided, however, that

               (A) if one party fails to appoint an arbitrator within the ten
(10) business day period as aforesaid, the arbitrator appointed by the other party shall proceed to resolve the dispute and shall render his or her decision and award in writing within thirty (30) days after the expiration of said 10 business day period; and

               (B) if the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second of them, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) business days after the arbitrators appointed by the parties give notice as aforesaid, then within five
(5) business days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any successor organization), or in its absence, refusal, failure or inability to act, may apply to a court having competent jurisdiction for a court appointment of such arbitrator.

        (ii) Each arbitrator shall be a qualified person who shall have had at least ten (10) years experience in the County of Oklahoma in a calling connected with the matter of the dispute. In addition to meeting the foregoing requirements, the third arbitrator shall be impartial.

        (iii) The arbitration shall be conducted in Oklahoma City in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization) applicable to the subject matter of the particular dispute. The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within 30 days after the appointment of the third arbitrator. Such decision and award or the decision and award of the single arbitrator as provided above, shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

        (iv) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.


        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Lease.


                                     TJM PROPERTIES, L.L.C.


                                     (LANDLORD)


                                     By /s/       F. BARRY TAPP
                                       -----------------------------------------

                                                  F. Barry Tapp
                                     -------------------------------------------
                                                    (Print Name)

                                                  Member Manager
                                     -------------------------------------------
                                                     (Title)


                                      WILLIAMS-SONOMA, INC.

                                      (TENANT)

                                     By /s/       PAT CONNOLLY
                                       -----------------------------------------

                                                  Pat Connolly
                                     -------------------------------------------
                                                    (Print Name)

                                     Executive V.P and General Manager Catalogue
                                     -------------------------------------------
                                                     (Title)

                                    RIDER 1

        Attached To And Made Part Of Lease Dated As Of February 13, 1998.

                                  Made Between

                       TMJ PROPERTIES, L.L.C. (Landlord)

                                      and

                         WILLIAMS-SONOMA, INC. (Tenant)

                              Expense Contribution

The Fixed Rent does not anticipate increases in taxes on the Building, the Land or any improvements situated thereon (together hereinafter referred to as the "Property") and increases in the cost of managing, maintaining, operating and repairing the same. Therefore, in order that the Rent payable throughout the Term shall reflect any such increases, the parties agree as hereinafter in this Rider set forth.


(a) During the Term, Tenant shall pay Landlord as additional rent any amount equal to Tenant's proportionate share of the sum of (i) the total real estate taxes (as hereinafter defined) and (ii) the total operating expenses actually and reasonably incurred by Landlord during each calendar year during the Term, in excess of $2.00 times the Rentable area of the Building (such excess hereinafter referred to as the "Excess Expenses").


(b) Tenant shall, at its expense, be responsible, throughout the Original Term, and any extensions thereof, for the following:


        (i) The costs and expenses for cleaning and janitor service to the common areas of the Building and the Premises of Tenant, including janitor equipment and supplies and rubbish removal, in general accordance with the specifications set forth in this Lease.


        (ii) The costs of utilities serving the Premises, Building, Land, and Appurtenances thereto, and including electricity for interior and exterior lighting, plugs, outlets, and heating, ventilating and air-conditioning systems serving the Building, water and sewer charges, and fuel oil, natural gas, and steam charges, if any, used by the heating, ventilating and air-conditioning systems serving the Building.


        (iii) The costs and expenses of repairing and maintaining the restrooms, lobbies, hallways and other interior areas of the Premises, the mechanical, electrical, heating, ventilating and air conditioning equipment and plumbing systems servicing the Building, and the Appurtenances.


(c) Landlord's "Operating expenses" are defined as those direct expenses actually incurred on an accrual basis to manage, maintain, operate and repair the Building and the Appurtenances in a manner deemed reasonable and appropriate and for the best interests of Tenant, including the following:


        (i) The costs and expenses of repairing, and maintaining the non-structural elements of the roof and building exterior.


        (ii) The costs and expenses of removing snow, ice and debris from the exterior appurtenances, the non-capital repairs made to paving, curbing, walkways, landscaping (including replanting and replacing flowers and other plantings), and maintaining exterior lighting systems.


        (iii) Reasonable management fees not to exceed three and one-half percent (3 -1/2%) of the base rental income of the Building, and labor costs for maintenance staff under the grade of building manager, including wages, salaries, fringe benefits, worker's compensation, disability benefits, social security, insurance, payroll taxes, unemployment taxes and contributions and health and welfare benefits.


        (iv) Property, casualty and liability insurance, including Rent Interruption Insurance, required to be carried by Landlord pursuant to the provisions of this Lease.


        (v) Any other reasonable costs necessary to and customarily incurred in the operation of a Class A office building in the general vicinity of the Building, including the cost of rental equipment used intermittently for the repair and maintenance of the Building and the Appurtenances, personal property, sales and excise taxes, and license and permit fees.


        (vi) Upon completion of Building "B" in the Commerce Park Development, the common area expenses associated with the maintenance of the Overflow Parking Area and the Expansion Overflow Parking Area shall be shared equitably with the Commerce Park Development.


        Operating expenses shall not include expenses for any capital improvements or capital items or the replacement of a capital item or of a major component of a capital item or major repairs to a capital item in lieu of replacement; the cost of rental equipment used regularly for the repair and maintenance of the Building that is customarily owned by landlords of Class A office buildings (which, when purchased, would be a capital equipment item); depreciation; expenses for which Landlord is entitled to be reimbursed or indemnified (either by an insurer, condemnor, tenant, contractor who is obligated under any warranty or guaranty, or otherwise); expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); legal expenses arising out of the construction, operation, use, leasing, occupation or maintenance of the Building or Land or the enforcement of the provisions of any agreements affecting the Land or the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; wages, salaries or other compensation paid to any executive employees above the grade of building manager; wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord; expenses in connection with maintaining and operating any parking facility operated by Landlord that generates parking fee income; the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; the cost of installing, operating and maintaining a specialty improvement (unless such specialty improvements results in a cost savings to the Building and Appurtenances, in which case the cost may be including in operating expenses but only to the extent of the cost savings) including an observatory or broadcasting, cafeteria or dining facility or club, or athletic or recreational club (unless such athletic or recreational club is provided without charge to all tenants of the Building); and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would reasonably have been paid in the absence of such relationship, costs of environmental testing, remediation not caused by Tenant; and reserves.


(d) "Real estate taxes" are defined as all real estate taxes and assessments (except as hereinafter provided) that are levied or assessed against the Property or any taxes which shall be levied on the rentals of the Building in lieu of or in addition to any such real estate taxes. The tax during any calendar year in respect to which Tenant is obligated to pay its proportionate share of an increase in real estate taxes shall be subject to adjustment to take into account the final determination in the event that real estate taxes are contested. In no event shall Tenant be obligated to pay any interest or penalties imposed upon Landlord for late payment or otherwise.

(e) Following the end of the calendar year in which the Commencement Date occurs and each calendar year thereafter during the Term, Landlord shall cause its actual Excess Expenses for the Building and Land to be certified by an officer of Landlord, who shall prepare an itemized statement of the operating expenses for the previous calendar year, together with, following the end of the calendar year after which the Commencement Date occurs, a computation of the Excess Expenses and additional rent due, if any, and who shall certify that the statement fairly and accurately presents the Operating Expenses for such calendar year, determined in accordance with generally accepted accounting principles, consistently applied. No later than one hundred twenty (120) days after the end of each calendar year during the Term (the "Statement Due Date"), Tenant shall be furnished a copy of the statement, and, within thirty (30) days after its receipt (except as provided below) Tenant shall pay Landlord the additional rent specified in the statement. If Tenant has not received a statement by the end of the calendar year in which the statement is due from Landlord, it shall be conclusively presumed that Landlord has waived its claim against Tenant for Tenant's proportionate share of Excess Expenses that would have been set forth in such statement.


(f) In order to provide for reasonably current payments on account of the Excess Expenses, Tenant shall pay as additional rent, Landlord's reasonable estimate of its Proportionate Share of the Excess Expenses in twelve (12) monthly equal installments, commencing on the first day of the month following the month in which Tenant receives the notice of such estimate. No new estimate of the Excess Expenses shall be effective until one year after Tenant's receipt of the preceding estimate, and Tenant shall pay as additional rent any estimated increase in such cost commencing on the first day of the month following the month in which Tenant receives such estimate. Notwithstanding the foregoing, if Tenant has not received the statement of actual operating expenses by the end of the calendar year in which the statement is due from Landlord, then Tenant shall not be obligated to pay any additional rent based on Landlord's estimate of Excess Expenses until such statement is received. If Tenant's Proportionate Share of the Excess Expenses for the previous calendar year exceeds the aggregate of the monthly payments made by Tenant for such year, if any, Tenant shall within thirty (30) days after the receipt of the statement, tender to Landlord an amount equal to such excess as additional rent. If such aggregate of the estimated monthly payments exceeds the Tenant's Proportionate Share of the Excess Expenses for such calendar year, then Landlord shall, together with the statement, tender to Tenant an amount equal to such difference or such difference shall be a credit against the next and each successive payment of Rent becoming due until such credit is exhausted. The obligations of Tenant and Landlord to make payments or credits required by this Rider shall survive the Expiration Date.


(g) Landlord shall, at Tenant's request, forward copies of all records reasonably necessary for Tenant to verify the accuracy of the statement of Excess Expenses. Further, Landlord shall, at Tenant's request, make available to Tenant for inspection and examination, all the books and records that relate to such statement of Excess Expenses. However, if the books and records are not made available at Landlord's offices upon reasonable request by Tenant during Landlord's business hours, then the additional rent due in that year shall, in no event, be due and payable earlier than 20 days after Tenant's request is honored. Tenant shall have the right to cause and Landlord shall permit audits to be made of the statement and such books and records by Tenant's auditors or by independent auditors or accountants of Tenant's choosing. Any statement period used as a base year for the purpose of calculating Excess Expenses may be audited at any time; an audit of any statement must begin no more than six (6) months after Tenant's receipt of such statement from Landlord. Landlord shall cooperate with such auditors and accountants and shall promptly (but in no event later than ten business days after request) make such additional records of Landlord as they shall reasonably request available for examination at the Landlord's offices. If the results of such audit indicate the statement for any calendar year overstated Operating Expenses for such calendar year by five percent (5%) or more, Landlord shall pay Tenant the reasonable cost of such audit in addition to any overpayment made by Tenant within 10 days of demand therefor. A report of the findings of the auditors or accountants shall be provided to both Landlord and Tenant and shall be binding and conclusive upon Landlord and Tenant.

(h) Landlord shall use best efforts to operate the Building and the Appurtenances at costs comparable for similar types of Class A office buildings in Oklahoma City, and at the same time keep operating expenses at a reasonable minimum. Without limiting the generality of the foregoing, Landlord and Tenant acknowledge that during the Term costs necessary to provide the same general level of services provided during the first calendar year may thereafter increase.

                                    RIDER 2

        Attached To And Made Part Of Lease Dated As Of February 13, 1998.

                                  Made Between

                       TMJ PROPERTIES, L.L.C. (Landlord)

                                      and

                         WILLIAMS-SONOMA, INC. (Tenant)

        Expansion Premises. Tenant shall have the option (Expansion Option") to cause Landlord to expand the Premises to accommodate an additional 15,000 rentable square feet of improved space, together with Overflow Parking (minimum of thirteen (13) parking spaces per 1,000 square feet of building), in the location depicted on Exhibit "B" attached hereto and described in Exhibit "A" attached hereto (the "Expansion Premises"). The Expansion Option shall not, at Landlord's election, be exercisable if Tenant is in default under Paragraph 12 of this Lease at the time Tenant attempts to exercise the Expansion Option. In order to exercise the Expansion Option, Tenant must deliver written notice ("Expansion Notice") thereof to Landlord prior to the expiration of the third
(3rd) Lease Year. Upon Tenant's timely exercise of the Expansion Option, Landlord shall cause the construction of the Expansion Premises in accordance with the terms of this Lease. Subject to Applicable Laws, the improvements provided by Landlord for the Expansion Premises shall be substantially the same as the Base Improvements provided by Landlord for the original Improvements. The estimated Commencement Date for the Expansion Premises will be twelve (12) months following the date of Landlord's receipt of the Expansion Notice; provided, however, that upon request from Tenant, Landlord shall use commercially reasonable efforts to accelerate construction of improvements in the Expansion Premises. The actual Commencement Date for Tenant's lease of the Expansion Premises will be the date upon which the Expansion Premises has been substantially completed as that term is defined in this Lease. The Term of Tenant's lease of the Expansion Premises shall be co-terminous with the Term of Tenant's lease of the original Premises. Effective upon the Commencement Date for the Expansion Premises, (I) the Expansion Premises shall become a portion of the Premises for all purposes under this Lease, and (ii) annual Fixed Rent shall be increased by an amount equal to the product of the then-current Annual Fixed Rent (on a rentable square foot basis) multiplied by the rentable square footage contained in the improvements constructed for the Expansion Premises. The then-current Annual Fixed Rent shall be adjusted for construction cost increases from January 1, 1998 to the date that Tenant notifies Landlord of its intention to exercise the Expansion Option under this Section. The index used to determine the construction cost increases shall be the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series). The CPI for a specific date shall be deemed to mean the CPI published on that date or, if not published on that date, the most recent publication of the CPI prior to such date. If publication of the CPI shall be discontinued, "CPI" shall be such other source as is most nearly comparable to the CPI as defined above. Fixed Rent for the Expansion Space may also be adjusted based on increases and/or decreases in the prime rate charged by NationsBank, N.A. from the date this lease was executed to the date Tenant notifies Landlord of its intention to exercise this Expansion Option.

        Delay in Delivery. The term "Outside Date" shall mean August 15, 1998; provided, however, that such August 15, 1998 date shall be extended on a day-for-day basis to the extent that Landlord is delayed in substantially completing the Improvements as a result of Tenant not executing the Lease by February 9, 1998, any Tenant delays, and/or Force Majeure. In the event that the Commencement Date does not occur on or before the Outside Date (as so extended), then (i) Tenant's obligation to pay Monthly Fixed Rent shall not commence until the commencement Date, (ii) for each week after the Outside Date (as so extended) in which the Commencement Date has not occurred, (a) Tenant's first obligations to pay Monthly Fixed Rent shall be reduced by the sum of $20,000 and
(b) the date of expiration of the initial Term shall be extended for two (2) weeks.

        The term "Outside Training Date" shall mean September 1, 1998; provided, however, that such September 1, 1998 date shall be extended on a day-for-day basis to the extent that Landlord is delayed in substantially completing the Improvements as a result of Tenant not executing the Lease by February 9, 1998, any Tenant delays, and/or Force Majeure. In the event that the Commencement Date does not occur on or before the Outside Training Date (as so extended), then in addition to Tenant's rights under preceding paragraph, (I) Landlord shall reimburse Tenant, within thirty (30) days after Landlord's receipt of a reasonably particularized invoice and other evidence of payment reasonably requested by Landlord, for the excess ("Training Excess") of any actual, out-of-pocket costs incurred by Tenant in order to train

Tenant's employees who will be working from the premises as of the Commencement Date over and above the amount of actual, out-of-pocket expenses Tenant would have incurred in order to train such employees had the Commencement Date occurred on or before the Outside Training Date (as so extended), and (ii) the date of expiration of the Initial Term shall be extended (in addition to the extension described in the preceding paragraph) for a sufficient number of days so that the monthly Fixed Rent paid by Tenant for the Premises during such extension shall be equivalent to the amount of the Training Excess so paid by Landlord.

        Notwithstanding the foregoing, in the event the portion of the Building designed for training (including adequate restroom facilities) in the Tenant's floor plans is made available prior to September 1, 1998, then in that event Landlord shall not be required to reimburse Tenant for the Training Excess of any actual, out-of-pocket cost incurred by Tenant.

                                   EXHIBIT A



                               [MAP OF SITE PLAN]

                      [COON ENGINEERING, INC. LETTERHEAD]

                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

                                      FOR

                                WILLIAMS-SONOMA
                                      AND
                                OVERFLOW PARKING
                                    PHASE II
                                       AT
                            SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA

A part of Lots Two (2) and Three (3), Block Nine (9), and a part of Lot One
(1), Block Four (4), Silver Springs Crossing Section 2, an addition to the City of Oklahoma City, Oklahoma County, Oklahoma as recorded on Page 60 and 69 in Book 53 of Plats and being more particularly described as follows:

Commencing at the Northeast corner of said Lot Three (3), thence along the north line of said Lot 3, said line also being the south right of way line of Northwest Eighty-Eighth (88th) Street, North 78 degrees 31' 47" West a distance of 198.72 feet and thence South 11 degrees 28' 13" West a distance of 148.59 feet to the Point of Beginning; thence from said Point of Beginning South 00 degrees 00' 39" East a distance of 448.47 feet; thence South 40 degrees 37' 23" West a distance of 183.25 feet; thence north 11 degrees 28' 13" East a distance of 599.53 feet to the Point of Beginning containing 26,572 square feet or 0.61 acres more or less.

 [MAP OF WILLIAMS-SONOMA & OVERFLOW PARKING PHASE II AT SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA]

          [MAP OF OVERFLOW PARKING PHASE II AT SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA]

          [MAP OF OVERFLOW PARKING PHASE II AT SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA]

                      [COON ENGINEERING, INC. LETTERHEAD]



                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

                                      FOR

                                WILLIAMS-SONOMA
                                 CATALOG STORE
                                       AT
                            SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA


A part of Lots One (1), Two (2) and Three (3), Block Nine (9), and a part of Lot One (1), Block Four (4), Silver Springs Crossing Section 2, an addition to the City of Oklahoma City, Oklahoma County, Oklahoma as recorded on Page 60 and 69 in Book 53 of Plats and being more particularly described as follows:

Commencing at the Northeast corner of said Lot Three (3), thence along the north line of said Lot 3, said line also being the south right of way line of Northwest Eighty-Eighth (88th) Street, North 78 degrees 31'47" West a distance of 198.72 feet and thence South 11 degrees 28'13" West a distance of 318.07 feet to the Point of Beginning; thence from said Point of Beginning South 11 degrees 28'13" West a distance of 430.04 feet; thence South 89 degrees 59'21" West a distance of 383.17 feet; thence North 00 degrees 00'39" West a distance of 421.44 feet; thence North 89 degrees 59'21" East a distance of 468.76 feet to the Point of Beginning containing 179,467 square feet or 4.12 acres more or less.

            [Map of Williams Sonoma Catalog Store at Silver Springs
                      Crossing Oklahoma City, Oklahoma]

[CEI LOGO]


                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

                                      FOR

                                OVERFLOW PARKING
                                       AT
                            SILVER SPRINGS CROSSING
                            OKLAHOMA CITY, OKLAHOMA

A part of Lots One (1), Two (2) and Three (3), Block Nine (9), Silver Springs Crossing Section 2, an addition to the City of Oklahoma City, Oklahoma County, Oklahoma as recorded on Page 60 in Book 53 of Plats and being more particularly described as follows:

Commencing at the Northeast corner of said Lot Three (3), thence along the north line of said Lot 3, said line also being the south right of way line of Northwest Eighty-Eighth (88th) Street, North 78 degrees 31' 47" West a distance of 198.72 feet to the Point of Beginning on the south right of way line of Northwest Eighty-Eighth (88th); thence from said Point of Beginning South 11 degrees 28' 13" West a distance of 318.07 feet; thence South 89 degrees 59' 21" West a distance of 468.76 feet; thence North 00 degrees 00' 39" West a distance of 82.93 feet to a point on the south right of way line of Northwest Eighty-Eighth (88th) Street, continuing along said right-of-way line the following five calls; thence round a non-tangent curve to the left having a central angle of 29 degrees 20' 54", a radius of 351.15 feet, an arc distance of
179.87 feet, a chord bearing of North 53 degrees 11' 14" Each with a distance of
177.90 feet; thence North 38 degrees 30' 47" East a distance of 96.03 feet; thence around a non-tangent curve to the right having a central angle of 22 degrees 33' 41", a radius of 204.98 feet, an arc distance of 80.72 feet, a chord bearing of North 49 degrees 47' 38" East with a distance of 80.20 feet; thence around a non-tangent curve to the left having a central angle of 25 degrees 11' 18", a radius of 146.00 feet, an arc distance of 64.18 feet, a chord bearing of North 70 degrees 00' 32" East with a distance of 63.67 feet; thence around a non-tangent curve to the right having a central angle of 22 degrees 31' 37" a radius of 204.98 feet, an arc distance of 80.59 feet, a chord bearing of South 89 degrees 47' 36" East with a distance of 80.08 feet; thence South 78 degrees 31' 47" East a distance of 131.27 feet to the Point of Beginning containing 128,066 square feet or 2.94 acres more or less.

[MAP FOR OVERFLOW PARKING AT SILVER SPRINGS CROSSING OKLAHOMA CITY, OKLAHOMA]

           INSERT EXHIBIT "C" HERE (TENANT'S CONSTRUCTION DOCUMENTS)

                                   EXHIBIT D

       Attached To And Made part Of Lease Dated As Of February 13, 1998.

                 Made Between TJM PROPERTIES, L.L.C. (Landlord)

                                      and

                         WILLIAMS-SONOMA, INC. (Tenant)

                              RULES & REGULATIONS

Tenant shall abide by and observe the following rules and regulations as well as other reasonable rules and regulations as may be promulgated from time to time by Landlord for the operation, safety, security and maintenance of the Building. A copy of any new rules and regulations shall be provided by Landlord to Tenant.

        1. Nothing shall be placed in the Premises which may be visible from the exterior of the Building (including window treatments) without the prior written consent of Landlord.

        2. No additional or replacement locks shall be placed on any door of the Premises and Tenant shall not permit duplicate keys to be made. Additional keys shall be procured by Landlord for Tenant at Tenant's expense. Tenant shall be solely responsible for the security of keys to the Premises. All keys furnished to Tenant shall be surrendered to Landlord at the termination of the term.


        3. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or air conditioning apparatus in or about the Premises or carry on any mechanical business therein. Landlord shall provide vending machines.


        4. The rest room fixtures shall not be used for purposes other than those for which they were constructed.


        5. Tenant shall not make noises, cause disturbances or vibrations or use any electrical or electronic devices or other devices that emit sound or other waves or disturbances or create odors, and shall not place or install any musical instrument or equipment or any similar device outside the Building without the prior approval of Landlord. The use thereof, if permitted, shall be subject to the control of the Landlord to the end that others shall not be disturbed or annoyed.


        6. No animals (except animal assistants to the disabled), birds, bicycles or other vehicles shall be allowed in any part of the Building without the prior consent of Landlord.


        7. Tenant shall not accumulate or store on the Premises any waste paper, discarded records, books, paper files, sweepings, rags, rubbish or other combustible matter.


        8. Tenant shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless within the permitted use of the Premises as set forth in the Lease.


        9. Landlord reserves the right to exclude from the Building all disorderly persons, persons under the influence of alcohol or a controlled substance, idlers and peddlers, solicitors, and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building.


        10. Any parking spaces included in the Lease shall be used only for the personal automobiles of Tenant and its employees and guests (including pickup trucks and vans but excluding trucks, motor homes and the like). Landlord reserves the right to designate locations for one or more of such parking spaces. Upon Landlord's request, Tenant shall promptly furnish Landlord the names, vehicle descriptions and vehicle license numbers of each authorized user of Tenant's parking spaces. Landlord reserves the right to tow illegally parked vehicles at the expense of the vehicle owner.


        11. Tenant shall comply with all terms, conditions and covenants of the Lease in connection with its use and occupancy of the Premises.


        12. All deliveries to the Premises shall be made during business hours.


        13. The Tenant shall not do or permit anything to be done in the Lease Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building or on property kept therein or obstruct or interfere with the laws relating to fire or with any regulations of the fire department or with the insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Board of Health of Oklahoma City.

                                  EXHIBIT "E"

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                    (CHOOSE FROM BOLDED LANGUAGE IN BRACKETS)


        This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement") dated February 23, 1998, is made among Williams-Sonoma, Inc. ("Tenant"), TJM Properties, L.L.C. ("Landlord"), and Local Federal Bank, F.S.B., ("Mortgagee").

        WHEREAS, Mortgagee is the owner of a promissory note (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Note") dated February 23, 1998, executed by TJM Properties, L.L.C. payable to the order of Local Federal Bank, F.S.B., in the principal amount of $3,590,000, bearing interest and payable as therein provided, secured by, among other things, a Deed of Trust (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Mortgage"), recorded in Volume 7252, Page 148, real property records of Oklahoma County, OK, covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements ("Improvements") thereon (such Land and Improvements being herein together called the "Property");

        WHEREAS, Tenant is the tenant under a lease which, including all amendments and supplements thereto, is described as follows:
                            Williams-Sonoma Building
------------------------------------------------------------------------------
(herein, as it may from time to time be renewed, extended, amended or supplemented, called the "Lease"), covering a portion of the Property (said portion being herein referred to as the "Premises"); and

        WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question:

        THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


        1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant's right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subordinate and inferior to
(a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the "Security Documents"). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee. Without limitation of any other provision hereof, Mortgagee may, at its option and without joinder or further consent of Tenant, Landlord, or anyone else, at any time after the date hereof subordinate the lien of the Mortgage (or any other lien or security interest held by Mortgagee which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination; and, in the event of any such election by Mortgagee to subordinate, Tenant will execute any documents required to evidence such subordination; provided however, notwithstanding that the Lease may by unilateral subordination by Mortgagee hereafter be made superior to the lien of the Mortgage, the provisions of the Mortgage relative to the rights of Mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or insurance payable by reason of damage to or destruction of the Premises shall be prior and superior to and shall control over any contrary provisions in the Lease.

        2. Non-Disturbance. Mortgagee agrees that so long as the Tenant is not in default in the payment of rent, additional rent, or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

                (a) Tenant's possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including any foreclosure or conveyance in lieu of foreclosure, and


                (b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

        3.     Attornment.

                (a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called "New Owner:"), Tenant shall attorn to the New Owner as Tenant's new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for Mortgagee to perform; provided, however, that in no event shall the New Owner be:

                        (i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner's actual ownership of the property;

                        (ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);


                        (iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

                        (iv) bound by any amendment, or modification of the Lease hereafter made, (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or

                        (v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

                (b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, any instrument or certificate reasonably may be necessary to appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the Lease for the then unexpired term of the Lease.

        4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or it not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease (e) that to Tenant's knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, and (f) such other matters as may be reasonably requested.

        5. Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees as follows:

                (a) Tenant acknowledges that Landlord will execute and deliver to Mortgagee in connection with the financing of the Property [AN ASSIGNMENT OF LEASES AND RENTS ASSIGNING ABSOLUTELY THE RENT AND ALL OTHER SUMS DUE UNDER THE LEASE] [A COLLATERAL ASSIGNMENT OF LEASES AND RENTS, AND ALL OTHER SUMS DUE UNDER THE LEASE TO MORTGAGEE AS ADDITIONAL SECURITY]. Tenant hereby expressly consents to such (absolute assignment) (collateral assignment) and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Property, subject to the provisions of this Agreement. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

                (b) Mortgagee, in making any disbursements to landlord, is under no obligation or duty to oversee or direct the application of the Proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

                (c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (I) until it has given written notice of such act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice during which period of time Mortgagee shall be permitted to cure or remedy such default, act, or omission; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy and breach or default. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Mortgagee.

                (d) In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord, and without any liability to Landlord for making such payment to Mortgagee.

                (e) Tenant shall send a copy of any notice or statement of Landlord's default under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord.

                (f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee.

                (g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the subject Mortgage only and Tenant waives any requirement to the contrary in the Lease.

                (h) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

                (i) Mortgagee and any New owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, landlord's authority, habitability, fitness for purpose or possession.

                (j) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee's or New Owner's then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgement.

                (k) Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant in the payment of rent and/or any other sums due under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

                (l) Landlord has not agreed to any abatement of rent or other sums or period of "free rent" for the Premises unless same is specifically provided in the Lease, and Tenant agrees that in the event Mortgagee, or any New Owner becomes the owner of the Property, no agreement for abatement of rent or any other sum not specifically provided in the Lease will be binding on Mortgagee or New Owner.

        6. Acknowledgement and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, and Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that

Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by landlord to Mortgagee.

        7. Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bonafide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

        8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

        9. Miscellaneous.


                (a) This Agreement supersedes any inconsistence provision of the Lease.

                (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Mortgage, Note, or Security documents.

                (c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs personal representatives, successors and assigns; provided however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom mortgagee's interest is assigned or transferred.

                (d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROEPRTY IS LOCATED NECESSARILY CONTROL.

                (e) The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

                (f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

                (g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ADDRESS OF MORTGAGEE:                   MORTGAGEE:
---------------------                   ----------

LOCAL FEDERAL BANK, F.S.B.                 LOCAL FEDERAL BANK, F.S.B.
--------------------------------           -------------------------------------
3601 N.W. 63rd St.                      By:  /s/ Paul Lienhard
--------------------------------           -------------------------------------
Okla. City, Okla. 73116                 Name:  Paul Lienhard
--------------------------------             -----------------------------------

Attention:  Paul Lienhard               Title:  Senior Vice President
         -----------------------              ----------------------------------

ADDRESS OF TENANT:                      TENANT:
------------------                      -------

3250 Van Ness Avenue
--------------------------------           -------------------------------------
San Francisco, CA 94109                 By: /s/  PAT CONNOLLY
--------------------------------           -------------------------------------
                                        Name: Pat Connolly
--------------------------------             -----------------------------------

Attention:  Susi Browne                 Title: Executive V.P. General Manager
         -----------------------              ----------------------------------
                                              Catalogue
                                              ----------------------------------


ADDRESS OF LANDLORD:                    LANDLORD:
--------------------                    ---------
3232 W. Britton Rd                         TJM Properties L.L.C.
--------------------------------           -------------------------------------
Suite 250                               By: /s/ F. BARRY TAPP
--------------------------------           -------------------------------------
Oklahoma, OK 73120                      Name: F. Barry Tapp
--------------------------------             -----------------------------------

Attention:  F. Barry Tapp               Title: Manager Member
         -----------------------              ----------------------------------